EXHIBIT 10.1

Dais Analytic Corporation

Stock Purchase Agreement Modification

1. SPA modification:

i.	SAGE/JSE (SJ) is relieved of the need to transfer 51% of equity in Dais Beijing. Dais will set-up or acquire its own PRC subsidiary hereinafter referred to as "Dais-China".

ii.

SJ shall enter into a definitive $60M HVAC AND ENERGY SAVINGS Goods and Services agreement with Dais in line with the applicable portions of the April 2015 Memorandum of Understanding (MOU), as signed by the parties to that agreement and the existing SPA, with best efforts provided by SJ to have project revenues beginning to flow to Dais-China in 2015.

1.	Revenue Sharing:

a.	Dais China shall be entitled to a revenue sharing fee equal to the revenues from the Goods and Services Agreement originated by SJ for Dais China of 2.5%.

b.	If any project has a Gross Margin percentage above 20%, Dais-China will allocate a revenue sharing fee equal to an additional 1% of revenues for that project.

2.	Dais Good and Services:

Sales of actual Dais product or services would be paid as a separate amount at pre-established (Purchase Order) pricing, and not subject to the revenue sharing calculation.

iii.	Equity:

1.	Stock:

a.	SJ will receive a total of 10M shares of Dais common stock upon execution of the Goods and Services Agreement.

b.

The stock will be issued in total at closing and remain in Escrow with a third party US based Escrow Agent. Dais shall have the right to vote the shares in escrow until the escrow agent releases the shares to SJ.

c.	Based on achieving the revenues outlined in Exhibit A in paid sales of HVAC AND ENERGY SAVINGS Good and Services in any fiscal year, 1/3rd of the total will be released by the escrow agent.

d.

If the full $60M in revenues is accomplished earlier, or substantially all of Dais's assets are sold to a 3rd party Dais will instruct the balance of the escrow account be immediately transferred to SJ.

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2.	Registration:

a.	Registration will not be required if an existing exemption from registration exists for the shares issued to SJ.

b.	Any shares held longer than six months by SJ may be distributed to SJ's investors

c.	When SJ's shares are issued from SJ the investor may ask the transfer to re-issue the shares without the restrictive legend.

d.	The distributed shares will then be free trading subject to SEC rules and regulations.

e.	Dais will assist SJ in completing the issuance of shares to SJ's investors (i.e. interfacing with the stock transfer agent).

i.	Sharing a detailed overview of the process with the investor's designated administrative manager.

ii.	Working to create a timeline of events mutually with the investor's administrative manager.

iii.	Interfacing with the stock transfer agent to explain the goals of the investors if necessary.

iv.	Provide names of potential brokerage firms who will hold the Dais stock owned by the individual investors post distribution.

iv.

The Voting Rights Agreement will be extended until the first $15M in paid HVAC AND ENERGY SAVINGS Good and Services revenues are recognized by Dais-China, at which point the Voting Rights Agreement between Dais and SJ will expire.

v.	All other terms and conditions of the original SPA, and the April 2015 MOU remain intact.

2. 2015 Project Revenue

i.	In return for relieving SJ of the need to provide 51% equity in the China PRC SJ will make best efforts to enter into contracts for up to $2.5M in project revenue for Dais-China prior to EOY 2015.

3. Legal Fees and Taxes

i.	A SPA modification letter will be issued by Dais to the investors including, subject to Dais Board approval. Dais will bear the cost for this modification being issued.

ii.

A $60M HVAC and Energy Savings Goods and Service agreement needs to be executed. Both parties will review the previously drafted Denton's agreement and modify it for use as the definitive $60M agreement. As previously agreed the parties will split the cost of creating this document equally.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of December 7, 2015.

DAIS ANALYTIC CORPORATION

By:	/s/ Timothy N. Tangredi
Name:	Timothy N. Tangredi
Title:	President & CEO

Hong kong sage technology investment co., limited

By:	/s/ Lixia Wang
Name:	Lixia Wang
Title:	Director

Hong kong jhse technology investment co., limited

By:	/s/ Peixia Li
Name:	Peixia Li
Title:	Director

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Exhibit A

Paid Revenue Minimums by Contract Year

	Revenue	Shares Eligible
Year	Amount	for Release to SJ

2016	$15 million	2.5 million

2017	$20 million	3.33 million

2018	$25 million	4.17 million

A total of 10 million common stock shares are eligible to be provided to SJ given the paid revenue targets are achieved.

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